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                                                                     Exhibit 3-6



                          CERTIFICATE OF INCORPORATION

                                       of

                   ALLIED MAINTENANCE CORPORATION OF VIRGINIA

        WE, THE UNDERSIGNED, in order to for a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST:  The name of the corporation is

                   ALLIED MAINTENANCE CORPORATION OF VIRGINIA

        SECOND: The principal office of the corporation is to be located in the City of Dover, in the County of Kent, in the State of Delaware. The name of its resident agent is the UNITED STATES CORPORATION COMPANY, whose address is No. 129 South Street in said city.

        THIRD: The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are:

               To engage in, carry on, conduct, manage and transact any and every kind of business, as agent or as principal, having to do with the furnishings of cleaning, maintaining and repairing service of every kind and character including, but not limited to, the following: to clean, maintain and repair buildings, houses, homes, churches, schools, auditoriums, office buildings, warehouses, refrigerating plants, hotels, stores, shops, restaurants, theaters, places of amusements, exhibition halls and places, public and private structures, terminals, stations, bridges, depots, garages, storehouses, parking area, shipyards, wharves and docks, factories, airports, airport terminals, aircraft services facilities, docks, land an sea, lighthouses, landing buoys, mooring facilities, parking area, ships and vehicles of every kind and description, and every structure, building, facility, edifice, place or places thing or things of every king and description, or wheresoever located; to clean, maintain and repair all and every kind of machinery, equipment, windows and glass of all kinds, furnishings, fixtures and appurtenances of all kinds and character in such building, structures, or edifices, and in all and every place or places or thing or things, and any and all other furnishings, equipment, fixtures and appurtenances of any kind and character and wheresoever located.


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               To engage in, carry on, conduct, manage and transact any and every kind of business relating, but not by way of limitation, to the building, construction, demolition, wrecking, repairing, altering, of buildings and structures of every kind and description; to engage in the business of making and grading roads, paths and walks; to do building, construction, structural, dredging, shoring, wreckage, salvage, and electrical work of every kind and description whatsoever and in every part of the world; to make all estimates and bid for itself and for others on the building, construction, repairing and altering of any and every kind of building, structure of edifice; to do day and all and every set and thing commonly done by building contractors.

               To design, make, build, construct, manufacture, purchase, lease or otherwise acquire, hold, own, improve, repair, service, manage, operate, mortgage, sell, lease, sublease or otherwise dispose of and also to obtain and grant rights, powers, licenses, privileges, franchises and concessions with respect to or in connection with any and every kind of structure, machinery, equipment, device or facility.

               To engage in, carry on, conduct, manage and transact, any and every kind of business having to do with transportation, loading, unloading, storage, maintaining, repairing and cleaning services of any and every kind and character including, without limitation, the business of carrying, transporting, delivering, loading, unloading, storing or transferring, persons, property, by any vehicle or means of transportation or conveyance whether not known or hereafter invented or developed, to the extent permitted a corporation organized under the General Corporation Law.

               To manufacture, buy, sell, deal in, and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, wares and merchandise of every class and description necessary or useful for the operations of this corporation.

               To improve, manage, develop, sell, assign transfer, lease, mortgage, pledge, or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

               To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description.


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               To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

               To apply for, obtain, register, purchase, lease or otherwise to acquire and hold, own, use, develop, operate and introduce, and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn the account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

               To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

               To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stocks, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

               The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part





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        thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

               The enumeration herein of the objects and purposes of this corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect or impliedly by the reasonable construction of the said laws.

        FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred (100) shares or the par value of ten dollars ($10.00) each, amounting in the aggregate to one thousand dollars ($1,000.00).

        FIFTH: The minimum amount of capital with which the corporation will commence business is one thousand dollars ($1,000.00).

        SIXTH: The name and place of residence of each of the incorporators is as follows:

        NAME                                           RESIDENCE

Thomas A. McCarthy                        50 Broad Street, New York 4, N.Y.
John Kirchner                             50 Broad Street, New York 4, N.Y.
George P. Gallagher                       50 Broad Street, New York 4, N.Y.

        SEVENTH: The corporation is to have perpetual existence.

        EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

        (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws, but shall not be less than three. Election of directors need not be by ballot unless the by-laws so provide.


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        (2)    The Board of Directors shall have power

               (a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the By-Laws of this corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon any part of the property of the corporation provided it be less than substantially all; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

               (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

        (3) The directors in their discretion may subject any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

        (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        TENTH: No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the





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directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation which any person or persons, firm or association, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

        ELEVENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this corporation or of any corporation which he served as such act the request of this corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right or indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.

        TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate or incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 24th day of October, 1962.

In presence of:
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                                              /s/ Thomas A. McCarthy    (L.S.)
----------------------                   -------------------------------
                                              /s/ John Kirchner         (L.S.)
                                         -------------------------------
                                              /s/ George P. Gallagher   (L.S.)
                                         -------------------------------



STATE OF NEW YORK     )
                      )    ss.:
COUNTY OF NEW YORK    )

        BE IT REMEMBERED that on this 24th day of October, 1962, personally came before me, Edith Singer, a Notary Public, in and for the County and State aforesaid, Thomas A. McCarthy, John Kirchner and George P. Gallagher, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged that said certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

        GIVEN under my hand and seal of office the day year aforesaid.



                                              /s/ Edith Singer
                                         -------------------------------

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   ALLIED MAINTENANCE CORPORATION OF VIRGINIA

                              --------------------

                    Adopted in accordance with the provisions
                     of Sections 242 and 228 of the General
                    Corporation Law of the State of Delaware

                              --------------------

        We, DONALD H. McCAMPBELL, President and ARTHUR J. LEATHERMAN, Secretary of ALLIED MAINTENANCE CORPORATION OF VIRGINIA, a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

        1. On November 19, 1965, the written consent of all of the Stockholders entitled to vote of ALLIED MAINTENANCE CORPORATION OF VIRGINIA was given, in accordance with Section 228 of the General Corporation Law of the State of Delaware, to the proposed amendment to Certificate of Incorporation.

        2. The following is a true and correct copy of the amended Article FIRST of the Certificate of Incorporation as consented to in writing by all of the Stockholders as aforesaid:

           "FIRST: The name of the corporation is ALLIED EASTERN STATES MAINTENANCE CORPORATION."

        3. Such amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, we DONALD H. McCAMPBELL, President, and ARTHUR J. LEATHERMAN, Secretary of ALLIED MAINTENANCE CORPORATION OF VIRGINIA, have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed this 19th day of November, 1965.


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                                             /s/ Donald H. McCampbell
                                         -------------------------------
                                                    President


                                             /s/ Arthur J. Leatherman
                                         -------------------------------
                                                    Secretary


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STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

        BE IT REMEMBERED, that on this 19th day of November, 1965, personally came before, MARGERY B. WEISENFELD, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgments or proofs of deeds, DONALD H. McCAMPBELL, President of ALLIED MAINTENANCE CORPORATION OF VIRGINIA, a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to by such, and he the said DONALD H. McCAMPBELL, as such President, acknowledged the said Certificate to be his act and deed and made on behalf of said corporation; that the signatures of said President and of the Secretary of said corporation to said foregoing Certificate are in the handwriting of said President and of the Secretary of said corporation, respectively, and that the seal affixed to said Certificates is the common or corporate seal of said corporation, and that his act of sealing, executing, acknowledging and delivering the said Certificate was duly authorized by the directors and with the written consent of the holders of record of all the shares of said corporation entitled to vote on an amendment to the Certificate of Incorporation of the corporation, at the time outstanding.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                             /s/ Margery B. Weisenfeld
                                         ---------------------------------

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                  ALLIED EASTERN STATES MAINTENANCE CORPORATION

                            ------------------------

                    Adopted in accordance with the provisions

                    of Section 242 of the General Corporation

                          Law of the State of Delaware

                            ------------------------

        We, Peter Allen, Vice President, and J.L. Effinger, Assistant Secretary of ALLIED EASTERN STATES MAINTENANCE CORPORATION, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

        By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follow:

              "FIRST: The name of the corporation is OGDEN ALLIED EASTERN STATES MAINTENANCE CORPORATION."

        SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, we have signed this certificate this 28th day of August, 1986.

                                                 /s/ Peter Allen
                                         --------------------------------
                                                     Vice President

                                                /s/ J. L. Effinger
                                         -------------------------------
                                                  Assistant Secretary
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

               OGDEN ALLIED EASTERN STATES MAINTENANCE CORPORATION

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "Corporation") is Ogden Allied Eastern States Maintenance Corporation;

        2. The certificate of incorporation of the Corporation is hereby amended by striking the First Article thereof and substituting in lieu of said Article the following new Article:

        "First: The name of the Corporation shall be UNICCO Government Services, Inc."

        3. In lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware; and

        4. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        The effective time of the amendment herein certified shall be June 28, 1996.

           Signed on May 29, 1996.


                                              /s/ J. L. Effinger
                                         ------------------------------
                                              Assistant Secretary


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                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNICCO GOVERNMENT SERVICES, INC.

        I, Steven C. Kletjian, President and Secretary of UNICCO Government Services, Inc., a corporation existing under and by virtue of the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation is hereby amended by deleting Article EIGHTH thereof in its entirety and replacing it with a new Article EIGHTH to read as follows:

        "EIGHTH: The private property of any stockholder who is a natural person shall not be subject to the payment of corporation debts to any extent whatsoever, except with the consent of such stockholder."

SECOND: That in accordance with Section 242 of the General Corporation Law of the State of Delaware, such amendment has been duly adopted and approved by the Board of Directors and Stockholders of the corporation by their unanimous written consent on June 28, 1996.

        IN WITNESS WHEREOF, UNICCO Government Services, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Steven C. Kletjian, its President and Secretary, this 28th day of June, 1996.


                                             UNICCO Government Services, Inc.


                                             By: /s/ Steven C. Kletjian
                                                -------------------------------
                                                 President and Secretary